Exhibit 99.1

PDS Biotech Releases White Paper Detailing the Potential of the Versamune®
Platform in Overcoming a Major Limitation of Immuno-Oncology

Promotes in-vivo tumor-attacking killer T-cells to facilitate cancer treatment

Florham Park, NJ, January 14, 2021 - PDS Biotechnology Corporation (Nasdaq: PDSB), a clinical-stage immunotherapy company developing novel cancer therapies and infectious disease vaccines based on the Company’s proprietary Versamune® T-cell activating technology, today released a white paper detailing how the Versamune® platform works to treat cancer, and the potential of Versamune® in the treatment of a broad range of cancers.

Cancer immunotherapy is a form of cancer treatment that utilizes the power of the body’s own immune system to recognize, attack and eliminate cancer. The goal of cancer immunotherapy is tumor eradication and regression or, at least, disease stabilization.  Cancer immunotherapies have significant potential to treat a broad range of cancers, and multiple agents have been approved by the FDA to treat a wide range of cancers at various stages. Though progress has been made in developing new anti-cancer immunotherapeutic technologies and products, significant challenges limiting their clinical effectiveness and safety remain.

There are well recognized hurdles impeding the ability of immunotherapy to harness the body’s immune system most effectively. For example, approved checkpoint inhibitors have resulted in effective, durable responses. Unfortunately, the rates of response reported are only in the range of 15-20% and are most likely to occur in patients with evidence of a pre-existing immune response to their tumor. Furthermore, immune therapies, including checkpoint inhibitors, CAR-Ts and live-vector vaccines, may cause significant systemic toxicities limiting their use either in the early-stage cancer setting or in combination with other approved anti-cancer treatments.

A significant challenge in the development of an effective cancer immunotherapy is creating a simple and easy to administer therapy that can promote the induction of highly potent, targeted, tumor-specific CD8+ killer and CD4+ helper T-cells within patients, that will effectively treat their cancer with minimal side effects.  There is scientific consensus that induction of an adequate number and potency of tumor-recognizing T-cells is necessary for effective immunotherapy. However, suboptimal T-cell activation remains a key limitation of many immunotherapies.

In two recent peer reviewed articles in the Journal of Immunology and the Journal for Immunotherapy of Cancer (available on the company’s website), Versamune®-based immunotherapies were shown to induce superior quantity and quality of tumor-recognizing killer T-cells in-vivo.  This resulted in superior preclinical anti-tumor efficacy.  Versamune®’s ability to be combined with specific proteins found primarily on the tumor cells and its ability to induce an effective anti-tumor immune response specific to the protein and cancer, o-ffers opportunities to treat a variety of cancers. Further, its diverse mechanisms of action and favorable safety profile suggest therapeutic promise when used alone in the single-agent monotherapy setting or when used in combination with standard of care therapies such as checkpoint inhibitors as well as chemo and radiation therapy to enhance the efficacy of treatment.

The current PDS Biotech pipeline of Versamune®-based therapies focuses on four key antigens associated with a broad variety of solid tumors that remain challenging to treat.  According to PDS Biotech CEO, Dr. Frank Bedu-Addo, “We are currently pursuing an ambitious development strategy, working with leading oncology experts to assess the potential of Versamune® to bring new and improved treatments to cancer patients.”

Read Versamune®: A New Generation of Cancer Immunotherapies here.

About PDS Biotechnology

PDS Biotech is a clinical-stage immunotherapy company with a growing pipeline of cancer immunotherapies and infectious disease vaccines based on the Company’s proprietary Versamune® T-cell activating technology platform. The company’s lead investigational cancer immunotherapy product PDS0101 is currently in Phase 2 clinical studies in multiple indications. Versamune® effectively delivers disease-specific antigens for in vivo uptake and processing, while also activating the critical type 1 interferon immunological pathway, resulting in production of potent disease-specific killer T-cells as well as neutralizing antibodies. PDS Biotech has developed multiple therapies, based on combinations of Versamune® and disease-specific antigens, designed to train the immune system to better recognize diseased cells and effectively attack and destroy them. To learn more, please visit www.pdsbiotech.com or follow us on Twitter at @PDSBiotech.

Forward Looking Statements

This communication contains forward-looking statements (including within the meaning of Section 21E of the United States Securities Exchange Act of 1934, as amended, and Section 27A of the United States Securities Act of 1933, as amended) concerning PDS Biotechnology Corporation (the “Company”) and other matters. These statements may discuss goals, intentions and expectations as to future plans, trends, events, results of operations or financial condition, or otherwise, based on current beliefs of the Company’s management, as well as assumptions made by, and information currently available to, management. Forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “may,” “will,” “should,” “would,” “expect,” “anticipate,” “plan,” “likely,” “believe,” “estimate,” “project,” “intend,” “forecast.” “guidance”, “outlook” and other similar expressions among others. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: the Company’s ability to protect its intellectual property rights; the Company’s anticipated capital requirements, including the Company’s anticipated cash runway and the Company’s current expectations regarding its plans for future equity financings; the Company’s dependence on additional financing to fund its operations and complete the development and commercialization of its product candidates, and the risks that raising such additional capital may restrict the Company’s operations or require the Company to relinquish rights to the Company’s technologies or product candidates; the Company’s limited operating history in the Company’s current line of business, which makes it difficult to evaluate the Company’s prospects, the Company’s business plan or the likelihood of the Company’s successful implementation of such business plan; the timing for the Company or its partners to initiate the planned clinical trials for its lead asset PDS0101; the future success of such trials; the successful implementation of the Company’s research and development programs and collaborations, including any collaboration studies concerning PDS0101 and the Company’s interpretation of the results and findings of such programs and collaborations and whether such results are sufficient to support the future success of the Company’s product candidates; the acceptance by the market of the Company’s product candidates, if approved; the timing of and the Company’s ability to obtain and maintain U.S. Food and Drug Administration or other regulatory authority approval of, or other action with respect to, the Company’s product candidates; and other factors, including legislative, regulatory, political and economic developments not within the Company’s control, including unforeseen circumstances or other disruptions to normal business operations arising from or related to COVID-19. The foregoing review of important factors that could cause actual events to differ from expectations should not be construed as exhaustive and should be read in conjunction with statements that are included herein and elsewhere, including the risk factors included in the Company’s annual and periodic reports filed with the SEC. The forward-looking statements are made only as of the date of this press release and, except as required by applicable law, the Company undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Media & Investor Relations Contact:

Deanne Randolph
PDS Biotech
Phone: +1 (908) 517-3613
Email: drandolph@pdsbiotech.com

Jacob Goldberger
CG Capital
Phone: +1 (404) 736-3841
Email: jacob@cg.capital